UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 7, 2019

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

56 South Rockford Drive, Tempe, Arizona  85251

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:  (623) 300-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

     Emerging growth company   ☐

     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.   Results of Operations and Financial Condition.

On February 7, 2019, Benchmark Electronics, Inc. (the “Company”) issued a press release announcing its results of operations for the quarter and year ended December 31, 2018.  A copy of the press release and accompanying investor presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein.  The information disclosed under this Item 2.02, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2019, the Company issued a press release announcing that Paul J. Tufano, President and Chief Executive Officer, will retire after transitioning his responsibilities to a successor to be identified by the Board of Directors. He will also resign from the Board once his successor assumes the role of CEO. The Board of Directors has engaged a leading national executive search firm and is well underway to identify Mr. Tufano's successor. Mr. Tufano will remain with the company as an advisor through December 31, 2019. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

                (d)  Exhibits

Exhibit No.	Description
99.1	Press release, dated February 7, 2019

99.2	Investor presentation, dated February 7, 2019

99.3	Press Release, dated February 7, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: February 12, 2019	By: /s/ Stephen J. Beaver
Stephen J. Beaver
General Counsel